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                                                                     EXHIBIT 4.2

                          REGISTRATION RIGHTS AGREEMENT

                                  BY AND AMONG

                            BROWN-FORMAN CORPORATION,

                         BANC OF AMERICA SECURITIES LLC

                                       AND

                 THE OTHER INITIAL PURCHASERS REFERRED TO HEREIN

                           DATED AS OF MARCH 13, 2003

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                          REGISTRATION RIGHTS AGREEMENT

            This Registration Rights Agreement (this "Agreement") is made and entered into as of March 13, 2003, by and among Brown-Forman Corporation, a Delaware corporation (the "Company"), Banc of America Securities LLC, and the other parties referred to in Schedule A to the Purchase Agreement (as defined below (each, an "Initial Purchaser" and, collectively, the "Initial Purchasers"), each of whom has agreed to purchase the Company's 2-1/8% Notes due 2006 (the "2006 Notes") and the Company's 3% Notes due 2008 (the "2008 Notes" and together with the 2006 Notes, the "Initial Notes") pursuant to the Purchase Agreement (as defined below).

            This Agreement is made pursuant to the Purchase Agreement, dated as of March 10, 2003 (the "Purchase Agreement"), by and among the Company and the Initial Purchasers (i) for the benefit of the Initial Purchasers and (ii) for the benefit of the holders from time to time of the Initial Notes (including the Initial Purchasers). In order to induce the Initial Purchasers to purchase the Initial Notes, the Company has agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchasers set forth in Section 5 of the Purchase Agreement.

            The parties hereby agree as follows:

SECTION 1. DEFINITIONS

            As used in this Agreement, the following capitalized terms shall have the following meanings:

            2006 Exchange Notes: The 2-1/8% notes due 2006, of the same series under the Indenture as the 2006 Notes, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

            2008 Exchange Notes: The 3% notes due 2008, of the same series under the Indenture as the 2008 Notes, to be issued to Holders in exchange for Transfer Restricted Securities pursuant to this Agreement.

            Additional Interest: As defined in Section 5 hereof.

            Affiliate: As defined in Rule 144 under the Securities Act.

            Agreement: As defined in the preamble.

            Base Interest: The interest that would otherwise accrue on the Notes under the terms thereof and the Indenture, without giving effect to the provisions of this Agreement.

            Board of Directors: Board of Directors means (i) with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board of directors; (ii) with respect to a partnership, the Board of Directors of the general partner of the partnership; and (iii) with respect to any other Person, the board or committee of such Person serving a similar function.

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            Broker-Dealer: Any broker or dealer registered as such under the
      Exchange Act.

            Closing Date: The date of this Agreement.

            Commission: The Securities and Exchange Commission.

            Company: As defined in the preamble.

            Consummate: A registered Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (i) the filing and effectiveness under the Securities Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (ii) the maintenance of such Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the minimum period required pursuant to Section 3(b) hereof, and (iii) the delivery by the Company to the Registrar under the Indenture of 2006 Exchange Notes in the same aggregate principal amount as the aggregate principal amount of 2006 Notes or 2008 Exchange Notes in the same aggregate principal amount as the aggregate principal amount of the 2008 Notes, as the case, may be, that were tendered by Holders thereof pursuant to the Exchange Offer.

            Consummation Deadline: As defined in Section 3(b) hereof.

            Effectiveness Target Date: As defined in Section 5 hereof.

            Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the Commission promulgated thereunder.

            Exchange Notes: The 2006 Exchange Notes and the 2008 Exchange Notes.

            Exchange Offer: The exchange offer by the Company of the Exchange Notes (which shall be registered pursuant to the Exchange Offer Registration Statement) pursuant to which the Company will offer all Holders that are not prohibited by law or policy of the Commission from participating in such offer, the opportunity to exchange all outstanding Transfer Restricted Securities held by such Holders for Exchange Notes in an aggregate principal amount equal to the aggregate principal amount of the Transfer Restricted Securities tendered in such exchange offer by such Holders.

            Exchange Offer Registration Statement: The Registration Statement relating to the Exchange Offer, including the related Prospectus.

            Holder: As defined in Section 2(b) hereof.

            Indemnified Holder: As defined in Section 8(a) hereof.

            Indenture: The Indenture, dated as of March 13, 2003, among the Company and National City Bank, as trustee (the "Trustee"), pursuant to which the Notes are to be issued, as such Indenture is amended or supplemented from time to time in accordance with the terms thereof.


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            Initial Purchasers: As defined in the preamble.

            Initial Notes: As defined in the preamble.

            Initial Placement: The issuance and sale by the Company of the Initial Notes to the Initial Purchasers pursuant to the Purchase Agreement.

            NASD: National Association of Securities Dealers, Inc.

            Notes: The Initial Notes and the Exchange Notes.

            Participating Broker-Dealer: Any Broker-Dealer that (i) holds Notes that were acquired for its own account as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) that intends to participate in the Exchange Offer or (ii) holds Exchange Notes acquired in the Exchange Offer.

            Person: An individual, partnership, corporation, limited liability company, trust or unincorporated organization, or a government or agency or political subdivision thereof.

            Prospectus: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments and supplements thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

            Purchase Agreement: As defined in the preamble.

            Recommencement Date: As defined in Section 6(d) hereof.

            Registration Default: As defined in Section 5 hereof.

            Registration Statement: Any registration statement of the Company relating to (a) an offering of Exchange Notes pursuant to an Exchange Offer or (b) the registration for resale of Transfer Restricted Securities pursuant to the Shelf Registration Statement, which is filed pursuant to the provisions of this Agreement, in each case, including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

            Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the Commission promulgated thereunder.

            Shelf Filing Deadline: As defined in Section 4 hereof.

            Shelf Registration Statement: As defined in Section 4 hereof.

            Suspension Notice: As defined in Section 6(d) hereof.


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            Transfer Restricted Securities: Each Initial Note, until the earliest to occur of (a) the date on which such Initial Note is exchanged in the Exchange Offer and entitled to be resold to the public by the Holder thereof without complying with the prospectus delivery requirements of the Securities Act, (b) the date on which such Initial Note has been effectively registered under the Securities Act and disposed of in accordance with a Shelf Registration Statement, (c) the date on which such Initial Note has been sold pursuant to Rule 144 under the Securities Act (or any similar provision then in force) or may be resold to the public pursuant to Rule 144(k) under the Securities Act (or any similar provision then in force), and each Exchange Note until the date on which such Exchange Note is disposed of by a Participating Broker-Dealer pursuant to the "Plan of Distribution" contemplated by the Exchange Offer Registration Statement (including delivery of the Prospectus contained therein) or (d) the date on which such Initial Note ceases to be outstanding.

            Trust Indenture Act: The Trust Indenture Act of 1939 (15 U.S.C.
      Section 77aaa to 77bbbb) as in effect on the date of the Indenture.

            Underwritten Registration or Underwritten Offering: A registration in which securities of the Company are sold to an underwriter for reoffering to the public.

SECTION 2. SECURITIES SUBJECT TO THIS AGREEMENT

      (a) Transfer Restricted Securities. The securities entitled to the benefits of this Agreement are the Transfer Restricted Securities.

      (b) Holders of Transfer Restricted Securities. A Person is deemed to be a holder of Transfer Restricted Securities (each, a "Holder") whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

      (a) Unless the Exchange Offer shall not be permissible under applicable law or Commission policy (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company shall (i) use its reasonable best efforts to cause to be filed with the Commission as soon as practicable after the Closing Date, but in no event later than 90 days after the Closing Date, a Registration Statement under the Securities Act relating to the Exchange Notes and the Exchange Offer, (ii) use its reasonable best efforts to cause such Registration Statement to become effective at the earliest possible time, but in no event later than 150 days after the Closing Date, (iii) in connection with the foregoing, file (A) all pre-effective amendments to such Registration Statement as may be necessary in order to cause such Registration Statement to become effective, (B) if applicable, a post-effective amendment to such Registration Statement pursuant to Rule 430A under the Securities Act and (C) all necessary filings in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and (iv) upon the effectiveness of such Registration Statement, commence the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (i) registration of the Exchange Notes to be offered in exchange for the Transfer Restricted


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Securities and (ii) to permit resales of Exchange Notes held by Participating
Broker-Dealers as contemplated by Section 3(c) below.

      (b) The Company shall use its reasonable best efforts to cause the Exchange Offer Registration Statement to be effective continuously and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 days after the date notice of the Exchange Offer is mailed to the Holders. The Company shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes shall be included in the Exchange Offer Registration Statement. The Company shall use its reasonable best efforts to cause the Exchange Offer to be Consummated on the earliest practicable date after the Exchange Offer Registration Statement is declared effective, but in no event later than 180 days after the Closing Date (the "Consummation Deadline").

      (c) The Company shall indicate in a "Plan of Distribution" section contained in the Prospectus forming a part of the Exchange Offer Registration Statement that any Participating Broker-Dealer may exchange such Initial Notes pursuant to the Exchange Offer; however, such Participating Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Securities Act and must, therefore, deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by such Participating Broker-Dealer in the Exchange Offer, which prospectus delivery requirement may be satisfied by the delivery by such Participating Broker-Dealer of the Prospectus contained in the Exchange Offer Registration Statement. Such "Plan of Distribution" section shall also contain all other information with respect to such resales by Participating Broker-Dealers that the Commission may require in order to permit such resales pursuant thereto, but such "Plan of Distribution" shall not name any such Participating Broker-Dealer or disclose the amount of Notes held by any such Participating Broker-Dealer except to the extent required by the Commission.

            The Company shall use its reasonable best efforts to keep the Exchange Offer Registration Statement continuously effective, supplemented and amended as required by and subject to the provisions of Section 6(a) and Section 6(c) below and in conformity with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, to the extent necessary to ensure that it is available for resales of Notes acquired by Participating Broker Dealers for a period ending on the earlier of (i) 180 days from the date on which the Exchange Offer Registration Statement is declared effective and (ii) the date on which a Participating Broker-Dealer is no longer required to deliver a prospectus in connection with market-making or other trading activities.

            The Company shall provide sufficient copies of the latest version of such Prospectus to Broker-Dealers promptly upon request at any time during such 180-day (or shorter as provided in the foregoing sentence) period in order to facilitate such resales.


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SECTION 4. SHELF REGISTRATION

      (a) Shelf Registration. If (i) the Company is not required to file an Exchange Offer Registration Statement or to consummate the Exchange Offer because the Exchange Offer is not permitted by applicable law or Commission policy (after the procedures set forth in Section 6(a)(i) have been complied with), (ii) the Exchange Offer Registration Statement is not declared effective within 150 days after the Closing Date, (iii) for any reason the Exchange Offer is not Consummated by the Consummation Deadline, or (iv) any Holder shall notify the Company prior to the 20th day following Consummation of the Exchange Offer that (A) such Holder is an Initial Purchaser with respect to Initial Notes not eligible to be exchanged in the Exchange Offer or (B) is other than an Initial Purchaser, if such Holder is not eligible to exchange Initial Notes in the Exchange Offer or does not receive freely tradeable Exchange Notes in the Exchange Offer other than by reason of the Holder being an Affiliate of the Company (it being understood that the requirement that a Participating Broker-Dealer deliver the Prospectus included in the Exchange Offer Registration Statement in connection with the sales of Exchange Notes will not result in such Exchange Notes not being freely tradeable) then, the Company shall:

            (x) use its reasonable best efforts to cause to be filed a shelf registration statement pursuant to Rule 415 under the Securities Act, which may be an amendment to the Exchange Offer Registration Statement (in either event, the "Shelf Registration Statement") within 60 days after the earliest to occur of (1) the date on which the Company determines that it is not permitted to file the Exchange Offer Registration Statement and (2) the date on which the Company receives notice from a Holder as contemplated by clause (a)(iv) above, and (3) the Consummation Deadline (such earliest date being the "Shelf Filing Deadline"); provided that if the Exchange Offer Registration Statement is declared effective, or the Exchange Offer is consummated after the Consummation Deadline, then the Company may terminate, without penalty, the Shelf Registration Statement required by this clause (3) at any time. The Shelf Registration Statement shall provide for resales of all Transfer Restricted Securities the Holders of which shall have provided the information required pursuant to
      Section 4(b) hereof; and

            (y) use its reasonable best efforts to cause such Shelf Registration Statement to be declared effective by the Commission on or before the 90th day after the Shelf Filing Deadline.

To the extent necessary to ensure that the Shelf Registration Statement is available for sales of Transfer Restricted Securities by the Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii) hereof, the Company shall use reasonable best efforts to keep such Shelf Registration Statement continuously effective, supplemented and amended as required by the provisions of Sections 6(b) and (c) hereof to the extent necessary to ensure that it is available for resales of Notes by the Holders of Transfer Restricted Securities entitled to the benefit of this Section 4(a), and to ensure that it conforms with the requirements of this Agreement, the Securities Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years following the Closing Date (or one year if such Shelf Registration Statement is filed at the request of a Holder as contemplated by clause (a)(iv) above (in each case, as such time may be extended pursuant to Section 6(c)(i) following the Closing Date), or such shorter period as


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will terminate when all the Transfer Restricted Securities covered by such
Shelf Registration Statement (x) have been sold pursuant thereto or (y) are no longer Transfer Restricted Securities.

      (b) Provision by Holders of Certain Information in Connection with the Shelf Registration Statement. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 15 days after receipt of a request therefor, the information required by Item 507 or 508 of Regulation S-K, as applicable, of the Securities Act with respect to such Holder's Notes for use in connection with any Shelf Registration Statement or Prospectus or preliminary Prospectus included therein and any other such information as the Company may reasonably request to fulfill its obligations hereunder. A Holder of Transfer Restricted Securities shall not be entitled to Additional Interest pursuant to Section 5 hereof unless, and until the date, such Holder shall have provided all such information. Each Holder as to which any Shelf Registration Statement is being effected agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such Holder not misleading.

      (c) Agreement by Holders to be Bound by this Agreement and Other Required Agreements. No Holder of Transfer Restricted Securities may include any of its Transfer Restricted Securities in any Shelf Registration Statement pursuant to this Agreement unless and until such Holder agrees in writing to be bound by all provisions of this Agreement, including, but not limited to the indemnification provisions and procedures of Section 8 hereof.

SECTION 5. ADDITIONAL INTEREST

      If (i) any of the Registration Statements required by this Agreement is not filed with the Commission on or prior to the date specified for such filing in Sections 3(a) and 4(a) of this Agreement, as applicable, (ii) any of such Registration Statements has not been declared effective by the Commission on or prior to the date specified for such effectiveness in Section 3(a) and 4(a), as applicable (the "Effectiveness Target Date"), (iii) the Exchange Offer has not been Consummated by the Consummation Deadline (other than in the event we file a Shelf Registration Statement because we determined we are not permitted to effect the Exchange Offer) or (iv) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose during the period specified therein, except, in the case of a Shelf Registration Statement, where such failure to be usable is determined to be the direct result of information provided by Holders of Transfer Restricted Securities supplied to the Company under Section 4(b) for inclusion in such Shelf Registration Statement being or becoming misleading, and, except for any period as to which the Company is permitted pursuant to Section 6(c)(i) to allow any such Registration Statement to cease to become effective and usable; without being succeeded within 5 business days by a post-effective amendment to such Registration Statement that cures such failure and that is itself immediately declared effective (each such event referred to in clauses (i) through (iv), a "Registration Default"), then the Company hereby agrees to pay to each Holder of Transfer Restricted Securities, as liquidated damages for such Registration Default, additional interest ("Additional Interest"), in addition to the Base Interest, which Additional Interest shall accrue at a rate of 0.25% per annum during the 90-day period immediately following the occurrence of any such Registration Default and a rate of 0.50% per annum thereafter for any


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remaining time at the end of each subsequent 90-day period until all
Registration Defaults have been cured; provided, however, that if after all such Registration Defaults have been cured, a different Registration Default occurs, the interest rate borne by the relevant Transfer Restricted Securities shall again be increased pursuant to the foregoing provisions. Notwithstanding anything to the contrary set forth herein, (1) upon filing of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (i) above, (2) upon the effectiveness of the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement), in the case of (ii) above, (3) upon Consummation of the Exchange Offer, in the case of (iii) above, or (4) upon the filing of a post-effective amendment to the Registration Statement or an additional Registration Statement that causes the Exchange Offer Registration Statement (and/or, if applicable, the Shelf Registration Statement) to again be declared effective or made usable in the case of (iv) above, the Additional Interest payable with respect to the Transfer Restricted Securities as a result of such clause (i), (ii), (iii) or
(iv), as applicable, shall cease.

            All accrued Additional Interest shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture and the Notes. All obligations of the Company set forth in the preceding paragraph that are outstanding with respect to any Transfer Restricted Security at the time such security ceases to be a Transfer Restricted Security shall survive until such time as all such obligations with respect to such Note shall have been satisfied in full.

SECTION 6. REGISTRATION PROCEDURES

      (a) Exchange Offer Registration Statement. In connection with the Exchange Offer, the Company shall (x) comply with all of the applicable provisions of
Section 6(c) below, (y) use reasonable best efforts to effect such exchange and to permit the resale of Exchange Notes by Participating Broker-Dealers being sold in accordance with the intended method or methods of distribution thereof, and (z) shall comply with all of the following provisions:

            (i) If in the reasonable opinion of counsel to the Company there is a question as to whether the Exchange Offer is permitted by applicable law, the Company hereby agrees to seek a no-action letter or other favorable decision from the Commission allowing the Company to Consummate an Exchange Offer for such Initial Notes. The Company hereby agrees to diligently pursue the issuance of such a decision to the Commission staff level but shall not be required to take commercially unreasonable action to effect a change of Commission policy. The Company hereby agrees, however, to (A) participate in telephonic conferences with the Commission and (B) deliver to the Commission staff an analysis prepared by counsel to the Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted.

            (ii) As a condition to its participation in the Exchange Offer pursuant to the terms of this Agreement, each Holder of Transfer Restricted Securities shall furnish, upon the request of the Company, prior to the Consummation thereof, a written representation to the Company (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration Statement) to the effect that (A) it is not an affiliate of the


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      Company, (B) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer; (C) it is acquiring the Exchange Notes in its ordinary course of business; (D) if it is a Participating Broker-Dealer that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resales of the Exchange Notes received by it in the Exchange Offer; (E) if it is a Broker-Dealer that it did purchase the Initial Notes to be exchanged in the Exchange Offer from the Company or any of its Affiliates and (F) it is not acting on behalf of any Person who could not truthfully and completely make the representations contained in the foregoing clauses
      (A) through (E). In addition, all such Holders of Transfer Restricted Securities shall otherwise cooperate in the Company's preparations for the Exchange Offer. Each Holder hereby acknowledges and agrees that any Broker-Dealer and any such Holder using the Exchange Offer to participate in a distribution of the securities to be acquired in the Exchange Offer
      (1) could not under Commission policy as in effect on the date of this Agreement rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June 5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July 2, 1993, and similar no-action letters (which may include any no-action letter obtained pursuant to clause (i) above), and (2) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction and that such a secondary resale transaction should be covered by an effective registration statement containing the selling security holder information required by Item 507 or 508, as applicable, of Regulation S-K if the resales are of Exchange Notes obtained by such Holder in exchange for Initial Notes acquired by such Holder directly from the Company or one of its Affiliates.

      (b) Shelf Registration Statement. In connection with the Shelf Registration Statement, the Company shall:

            (i) comply with all the provisions of Section 6(c) below and shall use its reasonable best efforts to effect such registration to permit the sale of the Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company will as expeditiously as possible prepare and file with the Commission a Registration Statement relating to the registration on any appropriate form under the Securities Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof, and

            (ii) issue, upon the request of any Holder of Initial Notes covered by any Shelf Registration Statement contemplated by this Agreement, 2006 Exchange Notes, having an aggregate principal amount equal to the aggregate principal amount of 2006 Notes, or 2008 Exchange Notes, having an aggregate principal amount equal to the aggregate principal amount of 2008 Notes, as the case may be, sold pursuant to the Shelf Registration Statement and surrendered to the Company by such Holder for cancellation; the Company shall register such Exchange Notes on the Shelf Registration Statement for this purpose and issue the Exchange Notes to the purchaser(s) in the names as such


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      purchaser(s) shall designate and shall pay any transfer taxes or other fees charged in connection with such registration of Exchange Notes; and

            (iii) include the names of the Holders that propose to sell Initial Notes pursuant to the Shelf Registration Statement as selling security holders.

      (c) General Provisions. In connection with any Registration Statement and any Prospectus required by this Agreement to permit the sale or resale of Transfer Restricted Securities (including, without limitation, any Registration Statement and the related Prospectus required to permit resales of Notes by Broker-Dealers), the Company shall:

            (i) use its reasonable best efforts to keep such Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 of this Agreement, as applicable; upon the occurrence of any event that would cause any such Registration Statement or the Prospectus contained therein (A) to contain a material misstatement or omission or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company shall file promptly an appropriate amendment to such Registration Statement, in the case of clause (A), correcting any such misstatement or omission, and, in the case of either clause (A) or
      (B), use its reasonable best efforts to cause such amendment to be declared effective and such Registration Statement and the related Prospectus to become usable for their intended purpose(s) as soon as practicable thereafter; provided, however, that notwithstanding the foregoing, the Company may allow any such Registration Statement to cease to become effective and usable if (A) the Board of Directors of the Company determines in good faith that such action would impede, delay or otherwise interfere with any proposed or pending material corporate transaction involving the Company or that such action would require the disclosure of material non-public information, the disclosure of which at such time would not be in the best interests of the Company or its stockholders, and the Company notifies the Holders within two business days after the Board of Directors makes such determination, (B) the Prospectus contained in any such Registration Statement contains an untrue statement of the material fact or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, provided that, the periods referred to in Sections 3(c) and 4(a) hereof during which such Exchange Offer Registration Statement, as the case may be, is required to be effective and usable shall be extended by the number of days during which such Registration Statement was not effective or usable pursuant to the foregoing provisions (but in no event past the second anniversary of the Closing Date (one year, if it is filed at the request of a Holder));

            (ii) subject to Section 6(c)(i), prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement as may be necessary to keep the Registration Statement effective for the applicable period set forth in Section 3 or 4 hereof, as applicable, or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement cease to be Transfer Restricted Securities; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 under


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      the Securities Act, and to comply fully with the applicable provisions of
      Rules 424, 430A and 462, as applicable, under the Securities Act in a timely manner; and comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such Registration Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration Statement or supplement to the Prospectus;

            (iii) advise each Holder of Transfer Restricted Securities that are covered by a Registration Statement promptly and, if requested by such Holder, to confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to the Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement under the Securities Act or of the receipt by the Company of any notification with respect to the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, and (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the Registration Statement, the Prospectus, any amendment or supplement thereto, or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement or the Prospectus in order to make the statements therein not misleading. If at any time the Commission shall issue any stop order suspending the effectiveness of the Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company shall use its reasonable best efforts to obtain the withdrawal or lifting of such order at the earliest possible time;

            (iv) subject to Section 6(c)(i), if any fact or event contemplated by Section 6(c)(iii)(D) above shall exist or have occurred, prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading;

            (v) furnish without charge to each of the Initial Purchasers, each selling Holder named in any Registration Statement, and each of the underwriter(s), if any, before filing with the Commission, copies of any Registration Statement or any Prospectus included therein or any amendments or supplements to any such Registration Statement or Prospectus (excluding all documents incorporated by reference in such Registration Statement at the time of or after the initial filing of such Registration Statement as a result of requirements for periodic reporting under the Exchange Act), which documents will be subject to the review of such Holders and underwriter(s) in connection with such sale, if any, for a period of at least five business days, and the Company will not file any such Registration Statement or Prospectus or any amendment or supplement to any such Registration Statement or Prospectus (excluding all such documents incorporated by reference as a result of requirements for periodic reporting under the Exchange Act) to which an Initial Purchaser owning Transfer Restricted Securities covered by such Registration Statement (in the case of a Shelf Registration Statement) or the Participating Broker-Dealer (in the case of an Exchange Offer Registration Statement), if any, shall reasonably object in writing within five business days after the receipt thereof (such objection to be deemed timely made upon confirmation of telecopy transmission within such period). The objection of a Participating Broker-Dealer or selling Holder shall be deemed to be reasonable if such Registration Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains a material misstatement or omission;

            (vi) promptly prior to the filing of any document that is to be incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to the Initial Purchasers, each selling Holder named in any Registration Statement, and to the underwriter(s), if any, make the Company's representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders, any Participating Broker-Dealers or their respective counsel reasonably may request, provided, however, that the information gathering referred to in this Section 6(c)(vi) and in Section 6(c)(vii) below (x) shall be coordinated by one counsel, who shall be Davis Polk & Wardwell (unless another firm shall be chosen by the holders of a majority in principal amount of the Notes, (y) in each case shall be subject to executing a confidentiality undertaking in customary form and with respect to confidential and/or proprietary information of the Company and (z) shall be conducted in a manner that does not unreasonably interfere with business operations of the Company and its Subsidiaries;

            (vii) (A) in the case of an Exchange Offer, make available at reasonable times for inspection by any Participating Broker-Dealer, and any attorney or accountant retained by any such Participating Broker-Dealer, and (B) in the case of a Shelf Registration Statement furnish each selling Holder, and any attorney or accountant retained by such Holders or any of the underwriter(s), all financial and other records, pertinent corporate documents and properties of the Company reasonably requested by any such person and cause the Company's officers, directors and employees to supply all information reasonably requested by any such Participating Broker-Dealer, selling Holder, attorney or accountant in connection with such Registration Statement subsequent to the filing thereof and prior to its effectiveness, in each case, subject to executing a confidentiality undertaking in customary form and with respect to confidential information and/or proprietary information of the Company;

            (viii) (A) in the case of an Exchange Offer, to any Participating Broker-Dealer, if such Participating Broker-Dealer has given prior written or oral notification to the Company that it will participate in the Exchange Offer, or (B) in the case of a Shelf Registration Statement, each selling Holder, promptly incorporate in any Registration Statement or Prospectus included therein, pursuant to a supplement or post-effective amendment if necessary, such information as such Participating Broker-Dealer or selling Holders may reasonably request to have included therein concerning themselves, including, without limitation, information relating to the "Plan of Distribution" of the Transfer Restricted Securities, information with respect to the principal amount of the Transfer Restricted Securities being sold, the purchase price being paid therefor and any other terms of the offering of the Transfer Restricted Securities to be sold in such offering; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be incorporated in such Prospectus supplement or post-effective amendment;

            (ix) cause the Transfer Restricted Securities covered by the Registration Statement to be rated with the appropriate rating agencies, if so requested by the Holders of a majority in aggregate principal amount of Notes covered thereby or the underwriter(s), if any;

            (x) furnish in the case of a Shelf Registration Statement and, to the extent that the Company is required to maintain an effective Exchange Offer Registration Statement for any Participating Broker-Dealer, to each selling Holder and each of the underwriter(s), if any, without charge, at least one copy of the Registration Statement, as first filed with the Commission, and of each amendment thereto, including financial statements and schedules, all documents incorporated by reference therein and all exhibits (without documents incorporated therein by reference or exhibits incorporated thereto, unless requested);

            (xi) deliver to each selling Holder, each Participating Broker-Dealer and any underwriter(s), without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Persons reasonably may request; the Company hereby consents to the use in accordance with law of the Prospectus and any amendment or supplement thereto by each of the selling Holders, any such Participating Broker-Dealer and each of the underwriter(s), if any, in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto, subject to compliance with paragraph (d) of this Section 6;

            (xii) in the case of a Shelf Registration Statement and, to the extent that the Company is required to maintain an effective Exchange Offer Registration Statement for any Participating Broker-Dealer, enter into such customary agreements (including an underwriting agreement), and make such customary representations and warranties, and take all such other customary actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any Registration Statement contemplated by this Agreement, all to such extent as may be reasonably requested by any Initial Purchaser or by any selling Holder or underwriter in connection with any sale or resale pursuant to any Registration Statement contemplated by this Agreement, provided that, the Company, in the case of a Shelf Registration Statement, may delay entering into such agreement if the Board of Directors of the Company determines in good faith that it is in the best interests of the Company not to disclose the existence of or facts surrounding any proposed or pending material corporate transaction involving the Company or any Affiliate; and whether or not an underwriting agreement is entered into and whether or not the registration is an Underwritten Registration, the Company shall:

                  (A) furnish upon request of any such Holder, upon the date of the Consummation of the Exchange Offer or upon effectiveness of the Shelf Registration Statement:

                        (1) a certificate, dated the date of Consummation of the
                  Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, signed by (y) the President or any Vice President and (z) a principal financial or accounting officer of the Company, confirming, as of the date thereof, the matters set forth in paragraphs (i), (ii) and (iii) of Section 5(f) of the Purchase Agreement and such other matters as such parties may reasonably request;

                        (2) an opinion, dated the date of Consummation of the
                  Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company, covering the matters set forth in paragraphs (c) and
                  (d) of Section 5 of the Purchase Agreement and such other matters as such parties may reasonably request, and in any event including a statement to the effect that such counsel has participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, the Initial Purchasers' representatives and the Initial Purchasers' counsel in connection with the preparation of such Registration Statement and the related Prospectus and have considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing (relying as to materiality upon facts provided to such counsel by officers or other representatives of the Company and without independent check or verification), no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective, and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration Statement contemplated by this Agreement or the related Prospectus; and

                        (3) a customary comfort letter, dated as of the date of
                  Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, from the Company's independent accountants, in the customary form and covering matters of the type customarily covered in comfort letters by underwriters in connection with primary underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 5(a) of the Purchase Agreement, without exception;

                  (B) set forth in full or incorporate by reference in the
            underwriting agreement, if any, the indemnification provisions and procedures of Section 8 hereof with respect to all parties to be indemnified pursuant to said Section; and

                  (C) deliver such other documents and certificates as may be reasonably requested by such parties to evidence compliance with clause (A) above and with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company pursuant to this clause (xi), if any.

            (xiii) prior to any public offering of Notes, cooperate with the selling Holders or any Participating Broker-Dealers and their respective counsel in connection with the registration and qualification (or exemption from such registration and qualification or preemption of such registration and qualification by federal law) of the Notes under the securities or Blue Sky laws of such jurisdictions as the selling Holders, Participating Broker-Dealers or underwriter(s) may reasonably request and do any and all other acts or things necessary or advisable to enable the disposition in such jurisdictions of the Transfer Restricted Securities covered by the Shelf Registration Statement; provided, however, that the Company shall not be required to register or qualify as a foreign corporation where it is not then so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not then so subject;

            (xiv) in connection with any sale of Notes that will result in such Notes no longer being Transfer Restricted Securities, cooperate with the selling Holders, to facilitate the timely preparation and delivery of certificates representing Transfer Restricted Securities to be sold and not bearing any restrictive legends; and to register, subject to compliance with the Indenture, such Notes to be in such denominations and in such names as the Holders may request at least two business days prior to any sale of Transfer Restricted Securities made by such Holders;

            (xv) use its reasonable best efforts to cause the Transfer Restricted Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities in the United States as may be necessary to enable the seller or sellers thereof or the underwriter(s), if any, to consummate the disposition of such Transfer Restricted Securities, subject to the proviso contained in clause (xii), above;

            (xvi) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of the Registration Statement covering such Notes and provide the Trustee under the Indenture with printed certificates for the Transfer Restricted Securities which are in a form eligible for deposit with the Depositary Trust Company;

            (xvii) cooperate and assist in any filings required to be made with the NASD and in the performance of any due diligence investigation by any underwriter (including any "qualified independent underwriter") that is required to be retained in accordance with the rules and regulations of the NASD, and use its reasonable best efforts to cause such Registration Statement to become effective and approved by such governmental agencies or authorities as may be necessary to enable the Holders selling Transfer Restricted Securities to consummate the disposition of such Transfer Restricted Securities;

            (xviii) otherwise use its reasonable best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 of the Securities Act (which need not be audited) for the twelve-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration Statement; and

            (xix) cause the Indenture to be qualified under the Trust Indenture Act not later than the effective date of the first Registration Statement required by this Agreement, and, in connection therewith, cooperate with the Trustee and the Holders of Notes to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the Trust Indenture Act; and to execute and use its reasonable best efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

      (d) Each Holder agrees by acquisition of a Transfer Restricted Security that, upon receipt of the notice referred to in Section 6(c)(iii)(C) or any notice from the Company of the existence of any fact of the kind described in
Section 6(c)(iii)(D) hereof (in each case, a "Suspension Notice"), such Holder will keep such Suspension Notice confidential and forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(c)(iv) hereof, or
(ii) such Holder is advised in writing by the Company that the use of the Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "Recommencement Date"). Each Holder receiving a Suspension Notice hereby agrees that it will promptly, either (i) destroy any Prospectuses, other than permanent file copies then in such Holder's possession which have been replaced by the Company, with more recently dated Prospectuses or (ii) will deliver to the Company (at the Company's expense) all copies, other than permanent file copies then in such Holder's possession, of the Prospectus covering such Transfer Restricted Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of the delivery of the Suspension Notice to the date of delivery of the Recommencement Date. Each Holder agrees to deliver the Prospectus, if required by the Securities Act, and, if so required, in the manner and at the time required by the Securities Act. Each Holder further agrees that it will use the Prospectus and any amendment or supplement thereto, and make any offer and sale of the Notes, only in compliance with the terms of this Agreement and all laws and regulations applicable to it, and will, in the case of a Participating Broker-Dealer, conform its offering and sale of Notes to the plan of distribution set forth in the Prospectus to the extent that it accurately reflects the distribution plans described in the information provided to the Company pursuant to Section 4(b).

SECTION 7. REGISTRATION EXPENSES

      (a) All expenses incident to the Company's performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses (including filings made by any Initial Purchaser or Holder with the NASD (and, if applicable, the fees and expenses of any "qualified independent underwriter" and its counsel that may be required by the rules and regulations of the NASD)); (ii) all reasonable fees and expenses of compliance with federal securities and state Blue Sky or securities laws;
(iii) all expenses of printing (including printing certificates for the Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all fees and disbursements of counsel for the Company and, subject to Section 7(b) below, the reasonable fees and disbursements of counsel for the Holders of Transfer Restricted Securities; and (v) all fees and disbursements of independent certified public accountants of the Company (including the expenses of any special audit and comfort letters required by or incident to such performance).

      (b) The Company will, in any event, bear its internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company.

      (c) In connection with any Registration Statement required by this Agreement (including, without limitation, the Exchange Offer Registration Statement and the Shelf Registration Statement), the Company will reimburse the Initial Purchasers and the Holders of Transfer Restricted Securities being tendered in the Exchange Offer and/or resold pursuant to the "Plan of Distribution" contained in the Exchange Offer Registration Statement or registered pursuant to the Shelf Registration Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel, who shall be Davis Polk & Wardwell or such other counsel as may be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared.

SECTION 8. INDEMNIFICATION

      (a) Upon any registration of Transfer Restricted Securities, as applicable, pursuant to Section 3 and 4 hereof, the Company agrees to indemnify and hold harmless (i) each Holder of Transfer Restricted Securities to be included in any such Registration Statement, (ii) each person, if any, who controls (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) such Holder (any of the persons referred to in this clause
(ii) being hereinafter referred to as a "controlling person") and (iii) the respective officers, directors, partners, employees, representatives and agents of any Holder (any person referred to in clause (i), (ii) or (iii) may hereinafter be referred to as an "Indemnified Holder"), to the fullest extent lawful, from and against any and all losses, claims, damages, liabilities, judgments, actions and expenses (including without limitation and as incurred, reimbursement of all reasonable costs of investigating, preparing, pursuing or defending any claim or action, or any investigation or proceeding by any governmental agency or body, commenced or threatened, including the reasonable fees and expenses of one counsel to any Indemnified Holder), joint or several, directly or indirectly caused by, based upon, or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement under which such Transfer Restricted Securities were registered under the Securities Act or Prospectus contained therein (or any amendment or supplement thereto), or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or expenses are caused by an untrue statement or omission or alleged untrue statement or omission that is made in reliance upon and in conformity with information relating to any of the Holders furnished in writing to the Company by any of the Holders expressly for use therein; provided, however, that the Company will not be liable to any Indemnified Holder (in its capacity as Holder) or underwriter (or any person who controls such party within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange
Act) with respect to any untrue statement or alleged untrue statement or omission or alleged omission of a material fact (i) made in any preliminary Prospectus to the extent that the Company shall sustain the burden of proving that any such loss, liability, claim, damage or expense resulted from the fact that such Indemnified Holder (in its capacity as Holder), or underwriter, as the case may be, sold Transfer Restricted Securities to a Person to whom such Indemnified Holder (in its capacity as Holder) or underwriter, as the case may be, failed to send or give (if legally required to be sent or given), at or prior to the written confirmation of sale of such Securities a copy of the final Prospectus (as amended or supplemented) if the Company has previously furnished copies thereof (sufficiently in advance of the closing of such sale to allow for distribution of the final Prospectus in a timely manner) to such Holder (in its capacity as Holder) or underwriter, as the case may be, and the loss, liability, claim, damage or expense of such Holder (in its capacity as Holder) or underwriter, as the case may be, resulted solely from an untrue statement or alleged untrue statement or omission or alleged omission of a material fact contained in or omitted from such preliminary Prospectus which was corrected in the final Prospectus (ii) made in any Registration Statement, or preliminary, final or summary Prospectus, or amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by such Indemnified Holder expressly for use therein. This indemnity agreement shall be in addition to any liability which the Company may otherwise have.

      (b) In case any action or proceeding (including any governmental or regulatory investigation or proceeding) shall be brought or asserted against any of the Indemnified Holders with respect to which indemnity may be sought against the Company, such Indemnified Holder (or the Indemnified Holder controlled by such controlling person) shall promptly notify the Company in writing and the Company shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Holder; provided that, the delay or failure to give such notice shall not relieve the Company from any liability that it may have on account of the indemnity under this Section 8, except to the extent that such delay or omission materially adversely affects the ability of the Company to defend or assume the defense of such action or proceeding. Upon receiving such notice, the Company shall be entitled to participate in any such action or proceeding and/or to assume, at its sole expense, the defense thereof, with counsel reasonably satisfactory to such Indemnified Holder (who shall not, except with the consent of the Indemnified Holder to be represented, be counsel to the Company or any of the Subsidiaries) and, after written notice from the Company to such Indemnified Holder of its election so to assume the defense thereof promptly after receipt of the notice from the Indemnified Holder of such action or proceeding, the Company shall not be liable to such Indemnified Holder hereunder for legal expenses of other counsel subsequently incurred by such Indemnified Holder in connection with the defense thereof, other than reasonable costs of investigation, unless (i) the Company agrees in writing to pay such fees and expenses, or (ii) the Company fails promptly to assume such defense or fails to employ counsel reasonably satisfactory to such Indemnified Holder, or (iii) the named parties to any such action or proceeding (including any impleaded parties) include both such Indemnified Holder and the Company or an affiliate of the Company, and that Indemnified Holder shall have been advised in writing by counsel, with a copy of such writing to the Company, that either (x) there may be one or more legal defenses available to such Indemnified Holder that are different from or additional to those available to the Company or such affiliate or (y) a conflict may exist between such Indemnified Holder and the Company or such affiliate. In the event of any of clause (i), (ii) and (iii) of the immediately preceding sentence, the Company shall not have the right to assume the defense thereof on behalf of the Indemnified Holder and such Indemnified Holder shall have the right to employ its own counsel (who shall not, except with the Company's consent, be counsel to the Company) in any such action and the reasonable fees and expenses of such counsel shall be paid, as incurred, by the Company, subject to repayment to the Company if it is ultimately determined that an Indemnified Holder is not entitled to indemnification hereunder, it being understood, however, that the Company shall not, in connection with any one such action or proceeding or separate but substantially similar or related actions or proceedings in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all of the Indemnified Holders, which firm shall be designated in writing by a majority of the Indemnified Holders. The Company shall not be liable for any settlement of any such action or proceeding effected without the Company's written consent, which consent may not be unreasonably withheld, but if settled with the written consent of the Company, the Company agrees to indemnify and hold harmless any Indemnified Holder from and against any loss or liability incurred in such settlement. The Company shall not, without the prior written consent of each Indemnified Holder, which consent shall not be unreasonably withheld, settle, compromise or consent to the entry of any judgment in or otherwise seek to terminate any pending or threatened action, claim, suit, investigation or other proceeding in respect of which any

Indemnified Holder is or could have been a party and indemnification or contribution could have been sought hereunder by such Indemnified Holder, unless such settlement, compromise, consent or termination includes an unconditional release of each Indemnified Holder from all liability on claims that are the subject matter of such proceeding.

      (c) Each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company, its directors, its officers, and any person controlling (within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act) the Company, and the respective officers, directors, partners, employees, representatives and agents of each such person, to the same extent as the foregoing indemnity from the Company set forth in paragraph (a) above, but only with respect to claims and actions based on information relating to such Holder furnished in writing by such Holder expressly for use in any Registration Statement or Prospectus. In case any action or proceeding shall be brought against the Company or its directors or officers or any such controlling person in respect of which indemnity may be sought against a Holder of Transfer Restricted Securities, such Holder shall have the rights and duties given the Company (except that if a Holder shall have assumed the defense thereof, the Company shall not be required to do so, but may employ separate counsel therein and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the Company), and the Company, its directors, any such officers, and each such controlling person shall have the rights and duties given to the Indemnified Holder by Section 8(b) above. In no event shall any Holder, its directors, officers or any Person who controls such Holder have liability under this
Section 8(c) for any amounts in excess of the dollar amount of the proceeds received by such Holder upon the sale of the Transfer Restricted Securities giving rise to such indemnification obligation.

      (d) If the indemnification provided for in this Section 8 is unavailable to an indemnified party under Section 8(a) or Section 8(c) hereof (other than by reason of exceptions provided in those Sections) in respect of any losses, claims, damages, liabilities, judgments, actions or expenses referred to therein, then each applicable indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Holders, on the other hand, from (X) the Initial Placement (which in the case of the Issuer shall be deemed to be equal to the total gross proceeds from the Initial Placement as set forth on the cover page of the Offering Memorandum), (Y) the amount of Additional Interest which did not become payable as a result of the filing of the Registration Statement resulting in such losses, claims, damages, liabilities, judgments actions or expenses, and (Z) such Registration Statement, or (ii) if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and of the Indemnified Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or expenses, as well as any other relevant equitable considerations. The relative fault of the Company on the one hand and of the Indemnified Holder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Indemnified Holder and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and expenses referred to above shall be deemed to include, subject to the limitations set forth in the second paragraph of Section 8(a), any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

            The Company, and each Holder of Transfer Restricted Securities agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. Notwithstanding the provisions of this Section 8, none of the Holders (and its related Indemnified Holders) shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total price at which the Notes sold by such Holder exceeds the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Holders' obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Initial Notes held by each of the Holders hereunder and not joint.

SECTION 9. RULE 144A

            The Company hereby agrees with each Holder, for so long as any Note remains Transfer Restricted Securities, that the Company will, during any period that the Company is not subject to or in compliance with Section 13(a) or 15(d) of the Exchange Act nor exempt from such reporting requirements pursuant to Rule 12g3-2(b) under the Exchange Act, furnish, at its expense, upon request, to Holders and beneficial owners of Transfer Restricted Securities and prospective purchasers of Transfer Restricted Securities information satisfying the requirements of subsection (d)(4) of Rule 144A.

SECTION 10. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS

            No Holder may participate in any Underwritten Registration hereunder unless such Holder (a) agrees to sell such Holder's Transfer Restricted Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements (b) completes and executes all reasonable questionnaires, powers of attorney, indemnities, underwriting agreements, lock-up letters and other documents required under the terms of such underwriting arrangements and (c) agrees to be bound by Section 8(c) hereof.

SECTION 11. SELECTION OF UNDERWRITERS

            The Holders of Transfer Restricted Securities covered by the Shelf Registration Statement who desire to do so may sell such Transfer Restricted Securities in an Underwritten Offering. In any such Underwritten Offering, the investment banker or investment bankers and manager or managers that will administer the offering will be selected by the Holders of a majority in aggregate principal amount of the Transfer Restricted Securities included in such offering; provided that, such investment bankers and managers must be reasonably satisfactory to the Company.

SECTION 12. MISCELLANEOUS

      (a) Remedies. The Company hereby agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Agreement and hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate.

      (b) No Inconsistent Agreements. The Company will not on or after the date of this Agreement enter into any agreement with respect to its securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company has not previously entered into any agreement granting any registration rights with respect to its securities to any Person. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's securities under any agreement in effect on the date hereof.

      (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer Restricted Securities. Notwithstanding the foregoing, a waiver or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose securities are being tendered pursuant to the Exchange Offer and that does not affect directly or indirectly the rights of other Holders whose securities are not being tendered pursuant to such Exchange Offer may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities being tendered or registered; provided that, with respect to any matter that directly or indirectly affects the rights of any Initial Purchaser hereunder, the Company shall obtain the written consent of each such Initial Purchaser with respect to which such amendment, qualification, supplement, waiver, consent or departure is to be effective.

      (d) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail (registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

            (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the Indenture; and

            (ii) if to the Company:

                        Brown-Forman Corporation
                        850 Dixie Highway
                        Louisville, KY 40210
                        Telecopier No.: (502) 774-6650
                        Attention: General Counsel

                  With a copy to (which shall not constitute notice):

                        Wachtell, Lipton, Rosen & Katz
                        51 West 52nd Street
                        New York, NY 10019
                        Telecopier No.: (212) 403-2000
                        Attention: Andrew R. Brownstein, Esq.

            All such notices and communications shall be deemed to have been duly given: at the time delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; when receipt acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

            Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

      (e) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Transfer Restricted Securities; provided, however, that this Agreement shall not inure to the benefit of or be binding upon a successor or assign of a Holder unless and to the extent such successor or assign acquired Transfer Restricted Securities from such Holder.

      (f) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

      (g) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

      (H) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAW RULES THEREOF.

      (i) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

      (j) Entire Agreement. This Agreement, together with the Purchase Agreement, the DTC Agreement, the Notes, and the Indenture (as defined in the Purchase Agreement), is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted by the Company with respect to the Transfer Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                     [Remainder of Page Intentionally Blank]

            IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        BROWN-FORMAN CORPORATION

                                        By: /s/ Meredith M. Parente
                                            ------------------------------------
                                            Name: Meredith M. Parente
                                            Title: Vice President and Treasurer

                                        By: /s/ Roger D. Shannon
                                            ------------------------------------
                                            Name: Roger D. Shannon
                                            Title: Assistant Vice President and
                                                   Assistant Treasurer

The foregoing Registration Rights
Agreement is hereby confirmed and
accepted as of the date first above
written.

BANC OF AMERICA SECURITIES LLC
BANC ONE CAPITAL MARKETS, INC.
J.P. MORGAN SECURITIES INC.
As representative for the Initial Purchasers

By: BANC OF AMERICA SECURITIES LLC

By: /s/ Peter Carbone
    ------------------------------
    Name: Peter Carbone
    Title: Vice President

For itself and the other Initial
Purchasers listed on Schedule A to the
Purchase Agreement